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                            SPRINGS INDUSTRIES, INC.

             SPRINGS OF ACHIEVEMENT EXCESS BENEFITS PARTNERSHIP PLAN


                                    Section I

                                  Introduction


         1.1 The Plan and Its Effective Date. This Springs of Achievement Excess Benefits Partnership Plan (the "Plan") has been established by Springs Industries, Inc., a South Carolina corporation (the "Company"), effective as of January 1, 1994 (the "Effective Date").

         1.2 Purpose. The purpose of the Plan is to provide retirement benefits in conjunction with the Company's Springs of Achievement Partnership Plan ("The Qualified Plan") for associates who have Eligible Compensation in excess of the limit on compensation that can be taken into account under a qualified plan under ss. 401(a) of the Code (the "Compensation Limit"), which in 1994 was $150,000, as necessary to provide total retirement benefits that are equivalent to the retirement benefits the associates would have received but for the Compensation Limit. "Eligible Compensation" means "Compensation" as defined in the Qualified Plan, but without regard to any limitations under Section 401(a) of the Code.

         1.3 Administration. The Management Compensation and Organization Committee of the Board of Directors of the Company (the "Committee") shall be responsible for the operation, construction, and interpretation of the Plan. Administration of the Plan, however, is delegated to the vice president of the Company who is primarily responsible for executive compensation (the "Plan Administrator"). The Plan Administrator shall adopt such rules of procedure and regulations as may be necessary or desirable for the administration of the Plan and consistent with the Plan and applicable law. Any rules of procedure and regulations adopted by the Plan Administrator shall at all times be applied in a uniform, consistent, and nondiscriminatory manner.

                  No Member of the Committee nor the Plan Administrator shall be liable for any act or acts done, or any determination or determinations made, in good faith.

                  Any decision or action by the Committee or Plan Administrator in connection with the operation, administration, construction or interpretation of this Plan or of the rules and regulations adopted by the Plan Administrator hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.



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         1.4 Definitions. Capitalized terms in the Plan shall have the same meaning as defined terms in the Qualified Plan unless otherwise defined herein.

         1.5 Source of Benefits. Benefits payable under this Plan shall be paid directly by the Company out of its general assets. This Plan shall be unfunded, and the Company shall not be required to segregate on its books, or otherwise, any amount to be used for the payment of benefits under this Plan.

                                   Section II
                  Eligibility for Participation and Retirement

         2.1 Eligibility. Each participant of the Qualified Plan who has Eligible Compensation in excess of the Compensation Limit shall be a participant of this Plan ("Participant"), provided, however, no participant in the Company's Senior Executive Supplemental Retirement Plan (adopted as of January 1, 1982), as amended, shall participate under this Plan. Excess Compensation is defined as the difference between Eligible Compensation for a Plan Year and the Compensation Limit.

         2.2 Retirement Under the Plan. A Participant shall retire on the date of his retirement under the Qualified Plan.


                                   Section III
                               Retirement Benefit

         3.1 Accounts. The Company shall establish the following two accounts for each Participant of the Plan:

                  (1) A Profit Sharing Equivalent Account

                  (2) A Company Matching Equivalent Account

         3.2 Credits to Accounts.

         (a) As of the same date as the Company's profit sharing contribution to the Qualified Plan for a fiscal year, the Company shall credit to each Participant's Profit Sharing Equivalent Account an amount equal to the same percentage of the Participant's Excess Compensation as the percentage contributed to the Qualified Plan's profit sharing fund for the year with respect to the Participant's Compensation in excess of 50% of the Taxable Wage Base.

         (b) Each month at the time the Company makes a matching contribution under the Qualified Plan, the Company shall credit to the Participant's Company Matching Equivalent Account an amount equal to two percent




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                  (2%) of the Participant's Excess Compensation; provided the
                  Participant has elected to participate in the Savings Fund under the Qualified Plan for the month.

         3.3 Adjustments to Accounts.

         (a) For the period commencing January 1, 1994 and ending February 28, 1996, each Participant's Profit Sharing Equivalent Account shall be adjusted monthly to reflect the same adjustment for gain or loss as the Participant's Profit Sharing Contribution Account under the Qualified Plan is adjusted for the respective month.

         (b) For the period commencing January 1, 1994, and ending February 28, 1996, the Company Matching Equivalent Account shall be adjusted monthly to reflect the same adjustment for gain or loss as the separate investment account or accounts elected by the Participant for the Participant's Matching Contribution Account under the Qualified Plan is adjusted for the respective month, assuming for each Plan Year that the Participant's investment election at the beginning of the year did not change during the year; provided, however, a Participant who is considered to be an executive officer of the Company for purposes of Section 16(a) of the Securities Exchange Act of 1934 shall be treated as having elected the balanced fund under the Qualified Plan.

         (c) For periods after February 28, 1996, each Participant shall be provided the opportunity to elect to have the amounts credited to the Participant's Profit Sharing Equivalent Account and Company Matching Equivalent Account credited to an Interest Sub-Account or to a Measuring Fund Sub-Account (or Sub-Accounts). This election must be made (i) on such forms as the Plan Administrator may prescribe and (ii) within 30 days after notice from the Plan Administration of eligibility to participate in the Plan. The Election shall apply to all credits to the Participant's accounts for Excess Compensation during the Plan Year and shall be irrevocable with respect to such credits. A Participant's first election hereunder shall also apply to all amounts credited to the Participant's accounts during the period beginning March 1, 1996 and ending on the effective date of the election. A Participant may allocate amounts between the Interest Sub-Account and the Measuring Fund Sub-Accounts in increments of ten percent (10%). If a Participant fails to make an election hereunder, the Participant will be deemed to have elected an Interest Sub-Account for the applicable period.

         3.4 Interest Sub-Account. The Interest Sub-Account shall be credited quarterly with interest at the prime rate of interest per annum publicly announced and charged by Wachovia Bank of North Carolina, N.A. or any successor to its existing




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customers, or in the absence of such public announcement, the prime rate quoted in the Wall Street Journal's "Money Rates" column as of the last day of the quarter.

         3.5 Measuring Fund Sub-Account.

         (a) As soon as practicable after receiving elections from Participant hereunder, the Company shall establish with a federal or state chartered bank or trust or investment company (hereinafter called the "Custodian"), as selected by the officers of the Company, a custodial and agency account in its name. The assets of the account are referred to hereinafter as the "Measuring Fund." For the period March 1, 1996 to the date of establishment of the Measuring Fund, the accounts of Participants who have elected to have their accounts credited to a Measuring Fund Sub-Account shall be adjusted monthly by the same factor used under the Company's Deferred Compensation Plan with respect to measuring fund accounts for the applicable period.

                  All monies or assets placed in the Measuring Fund by the Company shall at all times remain the property of the Company subject to the claims of its general creditors, and no Participant or Beneficiary shall have any right to or interest in such monies or assets or any claims against them superior to the claims of any general creditor of the Company. The Measuring Fund shall serve the sole purpose of being the means of adjusting amounts credited to Participants' Measuring Fund Sub-Accounts. The Measuring Fund shall not constitute a trust fund or escrow account in which Participants or their Beneficiaries have any interest.

         (b) Upon the establishment of the custodial and agency account, the Company will deposit in the Measuring Fund an amount equal to the aggregate of all amounts credited to the Measuring Fund Sub-Accounts of Participants at such time. Thereafter, on or before the last business day of each calendar month, the Company will deposit in the Measuring Fund an amount equal to the aggregate of all amounts credited to Measuring Fund Sub-Accounts during such month less an amount equal to all payments made during such month in satisfaction of the Measuring Fund Sub-Accounts of persons whose services have terminated. If such payments in satisfaction of Measuring Fund Sub-Accounts exceed such aggregate of amounts credited in a month, an amount equal to such excess shall be withdrawn by the Company from the Measuring Fund.





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         (c)      The Custodian will be directed by the Company to invest the
                  Measuring Fund as agent for the Company in common or preferred stocks, bonds, other securities, and short term investments. The Company shall determine whether investments of the Measuring Fund will be managed by the Company, the Custodian or one or more investment managers. Neither the Company, the Custodian nor any investment manager shall be liable to any Participant for any decision made or action with respect to such investments.

         (d) As of the last day of each calendar quarter ("Valuation Date"), an amount equal to the net amount of dividends, interest, other current income, and gains or losses realized on the sale or exchange of assets in the Measuring Fund during the calendar quarter in which such Valuation Date occurs, received by the Custodian for a Measuring Fund during such quarter, all as determined by the Custodian in its absolute discretion, shall be allocated by the Company among and credited or debited to the respective Measuring Fund Sub-Accounts of Participants as of such Valuation Date in the proportion that the average credit balance (calculated as hereinafter provided) in the Measuring Fund Sub-Account of each Participant during the calendar quarter in which such Valuation Date occurs, bears to the aggregate of such average credit balances in all Measuring Fund Sub-Accounts during such quarter. The average credit balance in a Measuring Fund Account during a calendar quarter shall be determined in accordance with such uniform rules applied in a nondiscriminatory manner as the Plan Administrator may adopt to take into account the effect of credits to, distributions from, or transactions in, such Account since the preceding Valuation Date.

         (e) As of each Valuation Date, the Measuring Fund shall be valued by the Custodian at the fair market values of the assets in the Fund as of the close of business on such Valuation Date. The Custodian shall certify the results of such valuation to the Company. As soon as practicable after each Valuation Date, the Company shall determine the amount by which the value of the net assets in the Measuring Fund, as of the close of business on such Valuation Date, as certified by the Custodian, exceeds or is less than the aggregate of the credit balances in all Measuring Fund Accounts as of said Valuation Date, prior to making any adjustments to accounts to be made as of said Valuation Date under this paragraph (e). The amount so determined shall be credited or debited by the Company, as appropriate, as of said Valuation Date, to the Measuring Fund Sub-Accounts of persons having a credit balance as of said Valuation Date, in the proportion that the



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                  average credit balance, computed as provided in paragraph (d), in the Measuring Fund Sub-Account of each person during the calendar quarter in which such Valuation Date occurs, bears to the aggregate of such average credit balances in the Measuring Fund Sub-Accounts of all such persons during such quarter.

         (f) Notwithstanding any other provision of this plan, the Board of Directors of the Company may at any time direct that all assets in the Measuring Fund be withdrawn from the custodial and agency account for use for any corporate purpose whatsoever and that the custodial and agency account with the Custodian be discontinued. The date on which such withdrawal occurs shall be deemed to be a Valuation Date, and adjustments to Measuring Fund Sub-Accounts shall be made as of such date as provided in paragraph (d) and paragraph (e) of this Section 3.5, except that in making such determinations it shall be deemed that all assets in the Measuring Fund were converted into cash on the date on which such withdrawal occurs. Following such withdrawal, and until the re-establishment of a Measuring Fund, each Participant's Measuring Fund Sub-Account, adjusted as aforesaid, shall be deemed to be an Interest Account.

         (g) The Committee may direct the Company to establish one or more sub-accounts under the Measuring Fund. If separate sub-accounts are established under the Measuring Fund, then the procedures set forth in subparagraphs (b) through (f) of this Section 3.5 shall be applied separately as to each sub-account.

         3.6 Method of Payment and Forfeiture. To the extent vested, the Plan Benefit shall be paid at the same time and in the same manner and shall be subject to the same elections as benefits under the Qualified Plan. Any benefit credited under the Plan shall be forfeited if a Participant has not completed five continuous years of service with the Company or its subsidiaries at the time of the Participant's termination of employment.

                                   Section IV
                               General Provisions

         4.1 Interests Not Transferable. Except as may be required by any applicable tax withholding provisions of the laws of the United States or any State, no interest of, or benefit payable to, a Participant shall be subject, in any manner, to the claims of any creditors, and any such interest or benefit payable may not be voluntarily or involuntarily transferred, assigned, alienated, or encumbered.


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         4.2 Rights and Employment. No person shall have any legal or equitable rights or interests in this Plan except as expressly granted hereunder. Participation in the Plan shall not be deemed to give a Participant any right to be retained in the employment of the Company and the right and power of the Company to dismiss or discharge any Participant is expressly reserved.

         4.3 Controlling Law. The laws of the State of South Carolina shall be controlling and shall govern in all matters relating to the Plan (except as and to the extent that such laws are preempted by the Employee Retirement Income Security Act of 1974, as amended).

                                    Section V
                            Amendment and Termination

         The Company hereby expressly reserves the right to amend the Plan, in whole or in part, from time to time or to terminate the Plan, in whole or in part, at any time, subject to the following:

         (a) No amendment may reduce the benefits of a Participant to whom benefits became payable under the Plan prior to the date such amendment becomes effective.

         (b) If the Plan is terminated, the benefits which became payable under this Plan to a Participant prior to the date of termination of the Plan shall continue to be paid by the Company in accordance with the provisions of the Plan as in effect immediately prior to the date of the termination.

         (c) An amendment to, or termination of, the Plan shall be made pursuant to resolution of the Board of Directors, or its designated Committee, and shall be set forth in a written instrument executed by an authorized officer.

         Established and adopted by Springs Industries, Inc., as of the 1st day of January 1994 and restated as of March 1, 1996.

                                                  /s/ J. Spratt White
                                             ----------------------------
                                                Senior Vice President




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